CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Crossfire Capital Corporation
New York, New York

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-1 our report dated April 10, 2006, relating to the financial statements as of April 7, 2006 and for the period from March 31, 2006 (inception) to April 7, 2006 included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Malone & Bailey

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 22, 2006